Exhibit 5.1

1320 Centre Street, Suite 202 Newton, MA 02459 Phone: 617-243-0060 Fax: 617-243-0066
July 28, 2009
Oculus Innovative Sciences, Inc.
1129 N. McDowell Blvd.
Petaluma, California 94954
Re: Registration Statement on Form S-1
Gentlemen:
I have acted as counsel to Oculus Innovative Sciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended, up to 554,000 units, comprised of (i) 554,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) and (ii) 277,000 shares of Common Stock which are issuable by the Company upon the exercise of outstanding warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”), which Shares and Warrant Shares may be sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.
In connection with this opinion, I have examined the Company’s Restated Certificate of Incorporation, Amended and Restated Bylaws and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as I deemed relevant, as well as the Registration Statement and the exhibits thereto.
In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.
Based on the foregoing, and subject to the limitations set forth below, I am of the opinion that:
1.	The Company has duly authorized 100,000,000 shares of Common Stock, of which 20,582,342 shares were issued and outstanding as of July 17, 2009.

2.	The Shares (except for the Warrant Shares) have been duly authorized and, upon issuance and delivery against payment therefor, will be validly issued, fully paid and non-assessable.

3.	The Warrants constitute valid and legally binding obligations of the Company under the laws of the State of California, as applied to contracts made and performed within such State, to issue the Warrant Shares assuming the holder has complied with the terms of the Warrants governing the obligation to issue such Warrant Shares.

4.	The Warrant Shares have been duly authorized and, if and when the Warrants are exercised, provided that the Warrant Shares are subsequently issued and delivered by the Company pursuant to the terms of the Warrants and as described in the Registration Statement, the Warrant Shares will be validly issued, fully paid and non-assessable.

My opinion is limited to the laws of the State of California, solely as it relates to the third paragraph above, Delaware General Corporation Law, as currently in effect, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and federal securities laws of the United States and I express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, Following the closing of the offering as described in the Registration Statement, I disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
I understand that you wish to file this opinion as an exhibit to the Registration Statement, and I hereby consent thereto.
Very truly yours,
/s/ Amy Trombly, Esq.

Amy Trombly, Esq.